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                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT


1)   Peritus Securities Corporation--Massachusetts
2)   Millennium Dynamics, Inc.--Delaware
3)   Peritus Software Services (India) Private Limited--India